Exhibit 99.1

NEWS RELEASE

CONTACT:	James M. Gasior, President & CEO
(330) 282-4111

Cortland Bancorp Announces Share Repurchase Program

CORTLAND, Ohio – January 21, 2021 -- Cortland Bancorp (NASDAQ: CLDB), the holding company for The Cortland Savings and Banking Company, today adopted a new stock repurchase program (“program”). Under the program, the Company is authorized to repurchase up to 200,000 of its 4,223,153 issued and outstanding shares, equating to approximately 4.7%. The repurchase plan approved March 18, 2020 expired on December 31, 2020. At the time the Program expired, the Company had repurchased 146,318 shares from the 300,000 shares authorized for repurchase in 2020. The new program is effective immediately through December 31, 2021 but may be limited or terminated at any time without prior notice.

The 200,000 share repurchase authorization for 2021 positions the Company to enhance the value of its stock and to manage its capital. The Company’s action allows management to make repurchases, without further board approval, when stock purchases are deemed prudent. The Board believes that a stock repurchase plan is an important tool that can be utilized to enhance long-term shareholder value. Share repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions.

The Board’s action authorizes the Company to execute one or more 10b5-1 trading plans. The trading plans would allow the Company to repurchase shares at times when the Company otherwise might be prevented from doing so under insider trading laws by requiring that an agent selected by the Company repurchase shares of common stock on the Company’s behalf.

"Stock repurchase is an attractive way, in addition to our quarterly cash dividend, to deliver on our long-term goal to enhance shareholder value," said James M. Gasior, President and Chief Executive Officer of the Company and The Cortland Savings and Banking Company.

About Cortland Bancorp

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio. Founded in 1892, the Company’s bank subsidiary, The Cortland Savings and Banking Company conducts business through thirteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Summit, and Cuyahoga in the Northeast Ohio area and a financial service center in Fairlawn, Ohio. For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statements

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.